UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)              September 30, 2008

INSPIRE PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware                                        000-31135                                    04-3209022
(State or Other Jurisdiction           (Commission                                 (IRS Employer
           of Incorporation)                     File Number)                              Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina            27703-8466
(Address of Principal Executive Offices)                                                     (Zip Code)

Registrant's telephone number, including area code          (919) 941-9777

_____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

Inspire Pharmaceuticals, Inc. announced today that the Securities and Exchange Commission (the "Commission") has approved a settlement of the previously announced investigation by the Commission staff relating to a Phase 3 clinical trial of the Company's dry eye product candidate, diquafosol tetrasodium. The Commission also approved settlements with Christy L. Shaffer, the Company's President and Chief Executive Officer and Mary B. Bennett, who previously served as the Company's Executive Vice President, Operations and Communications.

Under the settlements, the Company, Dr. Shaffer, and Ms. Bennett each consented to a Commission Order Instituting Cease and Desist Proceedings, Making Findings, and Imposing a Cease and Desist Order Pursuant to Section 21C of the Securities Exchange Act of 1934 (the "Order"), dated September 30, 2008. In particular, the Company, Dr. Shaffer, and Ms. Bennett consented to a cease and desist order against future violations of Section 13(a) of the Exchange Act and Rules 12b-20 and 13a-13 thereunder. The Company, Dr. Shaffer, and Ms. Bennett did not admit or deny any findings in the Order. The Order does not include any monetary payments or other sanctions. The Order does not affect the current or future employment, or director or officer status, of either Dr. Shaffer or Ms. Bennett.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                         Inspire Pharmaceuticals, Inc.

                                                                         By: /s/ Joseph M. Spagnardi
                                                                                    Joseph M. Spagnardi,
                                                                                    Senior Vice President, General Counsel
                                                                                    and Secretary

Dated: September 30, 2008